UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2010

Global Traffic Network, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-51838	33-1117834
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

880 Third Avenue, 6th Floor, New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 896-1255

800 Second Avenue, New York, NY 10017
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Announcement of the Date of the Annual Meeting of Shareholders

Global Traffic Network, Inc. (the “Company”) currently plans to hold its next Annual Meeting of Shareholders (the “Annual Meeting”) on Wednesday, December 15, 2010.  Shareholders of record as of the close of business on November 10, 2010 will be eligible to vote at the meeting.  Since, the date of the Annual Meeting will occur more than 30 days prior to the anniversary of the Company’s last Annual Meeting of Shareholders (the “Prior Annual Meeting”), the Company has set new deadlines for the receipt of shareholder proposals.

Rule 14a-8 Shareholder Proposal Deadline

For shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) to be presented at our Annual Meeting and included in the Company’s proxy statement, such proposals must be submitted and received by the Secretary of the Company at our principal offices, Global Traffic Network, Inc., 880 Third Avenue, 6th Floor, New York, NY 10022, by the close of business on November 8, 2010.  Such proposals will need to comply with the rules of the Securities and Exchange Commission regarding the inclusion of shareholder proposals in the Company’s proxy statement, and may be omitted if not in compliance with applicable requirements.

Timely Notice under Rule 14a-4(c)

If a shareholder wishes to submit a proposal at the Annual Meeting outside of Rule 14a-8, which is not intended to be included in the Company’s proxy statement, in order for such proposal to be considered “timely” for the purposes of Rule 14a-4(c) under the Exchange Act (relating to the circumstances under which a proxy may confer discretionary authority to vote on certain matters), the proposal must be received at the above address not later than November 8, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Traffic Network, Inc.

Date: October 13, 2010

By: /s/ Scott E. Cody
Scott E. Cody, Chief Operating Officer,
Chief Financial Officer and Treasurer